Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 7, 2008

Contacts:	Paris G. Reece III	Robert N. Martin	Joëlle Lipski-Rockwood
	Chief Financial Officer	Investor Relations	Corporate Communications
	(303) 804-7706	(720) 977-3431	(720) 977-3204
	greece@mdch.com	bob.martin@mdch.com	joelle.rockwood@mdch.com
M.D.C. HOLDINGS ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2007 RESULTS
2007 FOURTH QUARTER
•	Cash flow from operations of $257.0 million

•	Quarter-end cash of $1.00 billion; no borrowings on homebuilding line of credit

•	Ending cash and available borrowing capacity of $2.25 billion

•	Net loss of $281.1 million and diluted loss per share of $6.14; includes deferred tax asset valuation allowance of $160.0 million

•	Pre-tax loss of $190.4 million; includes asset impairments and project cost write-offs of $183.0 million and net land sale losses of $13.8 million

•	Total revenue of $784.8 million; $1.34 billion in 2006

•	Closed 2,200 homes at an average selling price of $325,100

•	Net orders for 748 homes with an estimated value of $187.0 million
2007 FULL YEAR
•	Cash flow from operations of $592.6 million

•	Net loss of $636.9 million and diluted loss per share of $13.94

•	Pre-tax loss of $756.5 million; includes asset impairments and project cost write-offs of $750.0 million and net land sale losses of $9.4 million

•	Total revenue of $2.93 billion; $4.80 billion in 2006

•	Closed 8,195 homes at an average selling price of $337,500

•	Net orders for 6,504 homes with an estimated value of $2.11 billion

•	2007 Form 10-K scheduled to be filed today
     DENVER, Thursday, February 7, 2008 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended December 31, 2007 of $281.1 million, or $6.14 per
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M.D.C. HOLDINGS, INC.
diluted share, which included pre-tax charges of $175.2 million for asset impairments and $7.8 million for write-offs of deposits and pre-acquisition costs associated with land option contracts the Company does not intend to pursue. The loss also included net pre-tax losses on land sales of $13.8 million and an after-tax valuation allowance of $160.0 million related to MDC’s deferred tax assets. Net loss for the fourth quarter of 2006 was $6.4 million, or $0.14 per diluted share, including pre-tax charges of $91.3 million for asset impairments and $6.7 million for write-offs of option deposits and pre-acquisition costs. Total revenue for the fourth quarter of 2007 was $784.8 million, compared with revenue of $1.34 billion for the same period in 2006.
     The net loss for the year ended December 31, 2007 was $636.9 million, or $13.94 per diluted share, which included pre-tax charges of $726.6 million for asset impairments and $23.4 million for write-offs of deposits and pre-acquisition costs. The loss also included net pre-tax losses on land sales of $9.4 million and the after-tax valuation allowance of $160.0 million related to MDC’s deferred tax assets. Net income for the 2006 full year was $214.3 million, or $4.66 per diluted share, including pre-tax charges of $112.0 million for asset impairments and $29.7 million for write-offs of option deposits and pre-acquisition costs. Total revenue for the 2007 full year was $2.93 billion, compared with revenue of $4.80 billion for the same period in 2006.
     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “After generating over $590 million in operating cash flow during 2007, including almost $260 million in the fourth quarter, we ended the year with more than $1.0 billion in cash on hand. With no borrowings outstanding on our $1.25 billion line of credit, we expanded our year-end cash and available borrowing capacity year-over-year by 30% to nearly $2.25 billion. Earlier this week, we further increased our cash balances when we received a $90 million tax refund from the IRS for the carryback of our 2007 net operating loss.”
     Mizel continued, “Our strong financial position at the end of 2007 is a result of our high level of preparedness at the onset of this downturn, combined with our continuing efforts to improve our balance sheet. During the fourth quarter alone, we reduced our supply of lots owned by 20%, which contributed significantly to the 9,000 lot decrease we achieved during the year. Throughout 2007, we worked diligently to conserve our cash by tightening controls on land development expenditures, working with our suppliers and subcontractors to reduce the direct costs of home construction and shrinking our overhead to more closely match current levels of demand. These steps should help us to maximize cash flow going forward as we continue to look for opportunities to invest our substantial cash and make use of our available borrowing capacity.”
Homebuilding Results
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M.D.C. HOLDINGS, INC.
     Homebuilding loss before taxes for the quarter and year ended December 31, 2007 was $195.9 million and $764.2 million, respectively, compared with a loss before taxes of $14.3 million and income before taxes of $371.4 million for the same periods in 2006. The pre-tax differences were driven in large part by the asset impairment charges and net land sale losses discussed above, as well as significant declines in home closings, average selling prices and home gross margins from the levels achieved during the same periods in 2006. These income decreases were offset partially by the impact of reduced homebuilding commissions, marketing, general and administrative expenses (“SG&A”).
     The Company closed 2,200 homes and produced home gross margins of 11.7% in the 2007 fourth quarter, compared with 3,594 home closings and home gross margins of 16.6% for the same period in 2006. For the year ended December 31, 2007, the Company closed 8,195 homes and produced home gross margins of 13.9%, compared with 13,123 home closings and home gross margins of 22.2% for the year ended December 31, 2006. Average selling prices were $325,100 and $337,500, respectively, for the quarter and year ended December 31, 2007, down $35,000 and $16,900 from the same periods in 2006. Homebuilding SG&A decreased to $95.4 million and $425.5 million, respectively, for the three months and year ended December 31, 2007, compared with $141.7 million and $560.1 million for the same periods in the prior year.
     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “During the 2007 fourth quarter, we recognized $175 million in inventory impairments, including $27 million on land held for sale, with respect to almost 4,900 lots in 153 subdivisions. Land inventory was impaired by $126 million and work-in-process inventory was impaired by $49 million. The year-end book value of the impaired subdivisions after the impairments was $397 million, consisting of $126 million of land and $271 million of work-in-process. As has been the case in each of the last four quarters, the impairments this quarter primarily occurred in our West homebuilding segment, with more than 75% applicable to subdivisions in our Arizona, Nevada and California markets. Over the last six quarters, we have impaired approximately 60% of the 15,000 lots we owned at the end of our 2007 fourth quarter.”
     Reece continued, “Of the $727 million impairment charge we took during 2007, $556 million related to our land inventory, which decreased by almost 65% year-over-year to $554 million at December 31, 2007. In our West segment, where 80% of the impairments in 2007 occurred, land inventory decreased by more than 75% during the year. California’s land balance alone dropped by more than 90% in 2007, and most of the remaining $35 million of land is being held for sale to third-party developers or investors.”
     Reece concluded, “We were successful in reducing our general and administrative expenses year-over-year in the 2007 fourth quarter and full year by 36% and 27%, respectively, reflecting our continued efforts to right-size our homebuilding operations in view of current market conditions. We have cut our operating divisions by approximately half from their peak
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M.D.C. HOLDINGS, INC.
levels two years ago, and we will continue to assess the need for further adjustments as we move through 2008.”
Financial Services and Other Results
     Income before taxes from the Company’s Financial Services and Other segment for the quarter and year ended December 31, 2007 was $6.3 million and $23.1 million, respectively, compared with $10.0 million and $45.2 million for the same periods in the previous year. The decreases in both 2007 periods primarily resulted from lower gains on sales of mortgage loans, as the dollar volumes of mortgage loan originations and mortgage loans sold declined in conjunction with builder home closings. The lower gains were offset partially by year-over-year reductions in financial services general and administrative expenses for both periods.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 748 homes with an estimated sales value of $187.0 million during the 2007 fourth quarter, compared with net orders for 1,571 homes with an estimated sales value of $515.0 million during the same period in 2006. For the year ended December 31, 2007, the Company received net orders for 6,504 homes with a sales value of $2.11 billion, compared with orders for 10,229 homes with a sales value of $3.47 billion for the year ended December 31, 2006. During the 2007 fourth quarter and full year, the Company’s order cancellation rates were 65% and 48%, respectively, compared with rates of 57% and 43% experienced during the same periods in 2006. The Company ended the fourth quarter of 2007 with a backlog of 1,947 homes with an estimated sales value of $650.0 million, compared with a backlog of 3,638 homes with an estimated sales value of $1.30 billion at December 31, 2006.
     Since 1972, MDC has built and financed the American dream for more than 150,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home it builds. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Colorado, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Chicago, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency and American Home Title and Escrow, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit http://www.richmondamerican.com.
Forward-Looking Statements
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M.D.C. HOLDINGS, INC.
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions, including changes in cancellation rates, net home orders, home gross margins, and land and home values; (2) changes in interest rates, mortgage lending programs and the availability of credit; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) terrorist acts and other acts of war; and (14) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUE
Home sales revenue	$715,244	$1,294,140	$2,765,981	$4,650,556
Land sales revenue	37,979	15,799	50,130	34,611
Other revenue	31,533	33,474	117,138	116,575

Total Revenue	784,756	1,343,413	2,933,249	4,801,742

COSTS AND EXPENSES
Home cost of sales	631,262	1,079,275	2,380,427	3,619,656
Land cost of sales	51,789	15,367	59,529	33,491
Asset impairments	175,199	91,252	726,621	112,027
Marketing expenses	29,944	36,957	117,088	128,856
Commission expenses	26,421	44,481	97,951	151,108
General and administrative expenses	59,486	92,284	306,715	418,879
Related party expenses	1,096	1,796	1,382	4,588

Total Costs and Expenses	975,197	1,361,412	3,689,713	4,468,605

(Loss) income before income taxes	(190,441)	(17,999)	(756,464)	333,137
(Provision for) benefit from income taxes	(90,651)	11,634	119,524	(118,884)

NET (LOSS) INCOME	$(281,092)	$(6,365)	$(636,940)	$214,253

(LOSS) EARNINGS PER SHARE
Basic	$(6.14)	$(0.14)	$(13.94)	$4.77

Diluted	$(6.14)	$(0.14)	$(13.94)	$4.66

WEIGHTED-AVERAGE SHARES
Basic	45,772	45,073	45,687	44,952

Diluted	45,772	45,073	45,687	45,971

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.00

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$1,004,763	$507,947
Restricted cash	1,898	2,641
Receivables
Home sales receivables	33,647	128,614
Income taxes receivable, net	36,988	—
Other receivables	16,796	15,322
Mortgage loans held in inventory, net	100,144	212,903
Inventories
Housing completed or under construction	902,221	1,178,671
Land and land under development	554,336	1,575,158
Property and equipment, net	44,368	44,606
Deferred income taxes, net	160,565	124,880
Related party assets	28,627	—
Prepaid expenses and other assets, net	71,884	119,133

Total Assets	$2,956,237	$3,909,875

LIABILITIES
Accounts payable	$71,932	$171,005
Accrued liabilities	339,353	418,953
Income taxes payable	—	28,485
Related party liabilities	1,701	2,401
Homebuilding line of credit	—	—
Mortgage line of credit	70,147	130,467
Senior notes, net	997,091	996,682

Total Liabilities	1,480,224	1,747,993

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 46,084,000 and 46,053,000 issued and outstanding, respectively, at December 31, 2007 and 45,179,000 and 45,165,000 issued and outstanding, respectively, at December 31, 2006	461	452
Additional paid-in capital	757,039	760,831
Retained earnings	719,841	1,402,261
Accumulated other comprehensive loss	(669)	(1,003)
Treasury stock, at cost; 31,000 and 14,000 shares, respectively, at December 31, 2007 and December 31, 2006	(659)	(659)

Total Stockholders’ Equity	1,476,013	2,161,882

Total Liabilities and Stockholders’ Equity	$2,956,237	$3,909,875

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUE
Homebuilding
West	$448,754	$809,332	$1,725,766	$2,871,040
Mountain	131,471	211,382	549,771	730,489
East	113,200	183,743	318,723	628,508
Other Homebuilding	69,432	119,329	253,627	493,628

Total Homebuilding	762,857	1,323,786	2,847,887	4,723,665
Financial Services and Other	15,672	29,085	63,508	103,243
Corporate	11,329	1,113	41,839	1,788
Inter-company Adjustments	(5,102)	(10,571)	(19,985)	(26,954)

Consolidated	$784,756	$1,343,413	$2,933,249	$4,801,742

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(159,227)	$(38,688)	$(621,774)	$235,954
Mountain	(14,613)	18,307	(11,395)	43,490
East	(11,580)	19,015	(38,748)	104,706
Other Homebuilding	(10,475)	(12,946)	(92,251)	(12,709)

Total Homebuilding	(195,895)	(14,312)	(764,168)	371,441
Financial Services and Other	6,286	10,025	23,062	45,186
Corporate	(832)	(13,712)	(15,358)	(83,490)

Consolidated	$(190,441)	$(17,999)	$(756,464)	$333,137

ASSET IMPAIRMENTS
West	$136,372	$75,561	$581,494	$90,804
Mountain	13,397	1,265	30,106	1,892
East	17,386	6,879	42,055	8,236
Other Homebuilding	8,044	7,547	72,966	11,095

Total Homebuilding	$175,199	$91,252	$726,621	$112,027

	December 31,	December 31,
	2007	2006
TOTAL ASSETS
West	$747,835	$1,869,442
Mountain	474,203	535,554
East	250,658	333,902
Other Homebuilding	125,003	266,326

Total Homebuilding	1,597,699	3,005,224
Financial Services and Other	174,617	284,791
Corporate	1,229,178	657,917
Inter-company	(45,257)	(38,057)

Consolidated	$2,956,237	$3,909,875

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding Operations	$39,036	$60,309	$(21,273)	-35%	$210,455	$280,128	$(69,673)	-25%
Financial Services and Other Operations	$9,385	$19,018	$(9,633)	-51%	$40,445	$58,059	$(17,614)	-30%
Corporate (1)	$12,161	$14,753	$(2,592)	-18%	$57,197	$85,279	$(28,082)	-33%
SG&A as a % of Home Sales Revenue
Homebuilding Operations	13.3%	10.9%	2.4%		15.4%	12.0%	3.4%
Corporate (1)	1.7%	1.1%	0.6%		2.1%	1.8%	0.3%
Depreciation and Amortization .	$13,348	$17,493	$(4,145)	-24%	$47,342	$59,030	$(11,688)	-20%
Home Gross Margins (2)	11.7%	16.6%	-4.9%		13.9%	22.2%	-8.3%
Cash Provided by Operating Activities .	$257,015	$404,391	$(147,376)		$592,583	$363,048	$229,535
Cash Provided by (Used in) Investing Activities .	$6,915	$(2,997)	$9,912		$(1,447)	$(10,221)	$8,774
Cash Provided by (Used in) Financing Activities .	$11,354	$(26,291)	$37,645		$(94,320)	$(59,411)	$(34,909)
Ending Unrestricted Cash and Available Borrowing Capacity	$2,246,696	$1,736,054	$510,642	29%
Corporate and Homebuilding Interest
Interest Capitalized During the Period	$14,471	$14,148	$323	2%	$57,791	$58,141	$(350)	-1%
Interest Included in Home Cost of Sales for the Period	$14,988	$13,638	$1,350	10%	$54,959	$49,485	$5,474	11%
Interest in Home Cost of Sales as a % of Home Sales Revenue	2.1%	1.1%	1.0%		2.0%	1.1%	0.9%
Interest Capitalized in Inventories at End of Period	$53,487	$50,655	$2,832	6%

(1)	Includes related party expenses.

(2)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three and twelve months ended December 31, 2007, we closed homes on lots for which we had previously recorded $65.0 million and $121.6 million, respectively, of asset impairments. During both the three and twelve months ended December 31, 2006, we closed homes on lots for which we had previously recorded $2.9 million of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal Amount of Mortgage Loans Originated	$303,179	$691,810	$(388,631)	-56%	$1,233,948	$2,363,906	$(1,129,958)	-48%
Principal Amount of Mortgage Loans Brokered	$146,993	$162,783	$(15,790)	-10%	$511,806	$701,498	$(189,692)	-27%
Capture Rate	54%	62%	-8%		55%	59%	-4%
Including Brokered Loans	75%	80%	-5%		74%	76%	-2%

Mortgage Products (% of Loans Originated)
Fixed Rate	94%	63%	31%		82%	53%	29%
Adjustable Rate — Interest Only	4%	35%	-31%		16%	40%	-24%
Adjustable Rate — Other	2%	2%	0%		2%	7%	-5%
Prime Loans (3)	79%	49%	30%		78%	57%	21%
Alt-A Loans (4)	0%	46%	-46%		10%	37%	-27%
Government Loans (5)	21%	4%	17%		12%	4%	8%
Sub-Prime Loans (6)	0%	1%	-1%		0%	2%	-2%

(3)	Prime loans are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply in all ways with the documentation standards of the government sponsored enterprise guidelines.

(4)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply in all ways with the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(6)	Sub-prime loans are loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	December 31,	December 31,	December 31,
	2007	2006	2005
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Homes Under Construction — Final	515	476	258
Unsold Homes Under Construction — Frame	656	573	520
Unsold Homes Under Construction — Foundation	229	400	353

Total Unsold Homes Under Construction	1,400	1,449	1,131
Sold Homes Under Construction	1,350	2,430	5,093
Model Homes	730	757	667

Homes Completed or Under Construction	3,480	4,636	6,891

LOTS OWNED (excluding homes completed or under construction)
Arizona	2,969	6,368	7,385
California	1,491	2,802	3,367
Nevada	1,549	2,747	4,055

West	6,009	11,917	14,807

Colorado	2,992	3,479	3,639
Utah	863	1,185	964

Mountain	3,855	4,664	4,603

Maryland	302	528	679
Virginia	369	643	783

East	671	1,171	1,462

Delaware Valley	151	265	471
Florida	638	1,093	1,201
Illinois	191	287	430
Texas	—	13	471

Other Homebuilding	980	1,658	2,573

Total	11,515	19,410	23,445

LOTS UNDER OPTION
Arizona	512	744	3,650
California	157	387	2,005
Nevada	4	250	1,400

West	673	1,381	7,055

Colorado	262	801	2,198
Utah	—	91	418

Mountain	262	892	2,616

Maryland	558	960	1,173
Virginia	1,311	2,381	3,224

East	1,869	3,341	4,397

Delaware Valley	327	683	1,283
Florida	484	1,800	3,202
Illinois	—	—	186
Texas	—	—	80

Other Homebuilding	811	2,483	4,751

Total	3,615	8,097	18,819

Non-Refundable Option Deposits
Cash	$6,292	$20,228	$48,157
Letters of Credit	6,547	14,224	23,142

Total Non-Refundable Option Deposits	$12,839	$34,452	$71,299

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
HOMES CLOSED (UNITS)
Arizona	804	1,016	(212)	-21%	2,801	3,353	(552)	-16%
California	305	536	(231)	-43%	1,136	1,788	(652)	-36%
Nevada	262	647	(385)	-60%	1,290	2,756	(1,466)	-53%

West	1,371	2,199	(828)	-38%	5,227	7,897	(2,670)	-34%

Colorado	235	309	(74)	-24%	818	1,463	(645)	-44%
Utah	145	342	(197)	-58%	713	922	(209)	-23%

Mountain	380	651	(271)	-42%	1,531	2,385	(854)	-36%

Maryland	107	154	(47)	-31%	288	444	(156)	-35%
Virginia	128	209	(81)	-39%	344	707	(363)	-51%

East	235	363	(128)	-35%	632	1,151	(519)	-45%

Delaware Valley	62	78	(16)	-21%	178	200	(22)	-11%
Florida	115	219	(104)	-47%	496	921	(425)	-46%
Illinois	37	55	(18)	-33%	105	174	(69)	-40%
Texas	—	29	(29)	-100%	26	395	(369)	-93%

Other Homebuilding	214	381	(167)	-44%	805	1,690	(885)	-52%

Total	2,200	3,594	(1,394)	-39%	8,195	13,123	(4,928)	-38%

AVERAGE SELLING PRICES PER HOME CLOSED
Arizona	$230.1	$273.9	$(43.8)	-16%	$247.4	$294.6	$(47.2)	-16%
California	494.1	596.0	(101.9)	-17%	516.5	558.7	(42.2)	-8%
Colorado	348.3	332.7	15.6	5%	346.3	308.7	37.6	12%
Delaware Valley	441.4	420.1	21.3	5%	448.8	405.7	43.1	11%
Florida	249.4	267.7	(18.3)	-7%	261.5	284.8	(23.3)	-8%
Illinois	355.2	367.3	(12.1)	-3%	372.4	367.5	4.9	1%
Maryland	504.8	528.3	(23.5)	-4%	515.2	558.0	(42.8)	-8%
Nevada	275.5	307.6	(32.1)	-10%	296.2	317.5	(21.3)	-7%
Texas	N/A	151.0	N/A	N/A	129.6	165.9	(36.3)	-22%
Utah	338.6	320.8	17.8	6%	355.5	303.3	52.2	17%
Virginia	461.7	491.2	(29.5)	-6%	480.4	536.3	(55.9)	-10%
Company Average	$325.1	$360.1	$(35.0)	-10%	$337.5	$354.4	$(16.9)	-5%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2007	2006	Amount	%	2007	2006	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	139	480	(341)	-71%	1,889	2,758	(869)	-32%
California	63	241	(178)	-74%	912	1,450	(538)	-37%
Nevada	298	314	(16)	-5%	1,282	2,048	(766)	-37%

West	500	1,035	(535)	-52%	4,083	6,256	(2,173)	-35%

Colorado	101	201	(100)	-50%	778	1,139	(361)	-32%
Utah	36	133	(97)	-73%	426	1,049	(623)	-59%

Mountain	137	334	(197)	-59%	1,204	2,188	(984)	-45%

Maryland	—	60	(60)	-100%	227	380	(153)	-40%
Virginia	33	79	(46)	-58%	308	462	(154)	-33%

East	33	139	(106)	-76%	535	842	(307)	-36%

Delaware Valley	12	28	(16)	-57%	116	138	(22)	-16%
Florida	47	(11)	58	N/A	424	519	(95)	-18%
Illinois	19	35	(16)	-46%	128	117	11	9%
Texas	—	11	(11)	-100%	14	169	(155)	-92%

Other Homebuilding	78	63	15	24%	682	943	(261)	-28%

Total	748	1,571	(823)	-52%	6,504	10,229	(3,725)	-36%

Estimated Value of Orders for Homes, net	$187,000	$515,000	$(328,000)	-64%	$2,107,000	$3,467,000	$(1,360,000)	-39%

Estimated Average Selling Price of Orders for Homes, net	$250.0	$327.8	$(77.8)	-24%	$324.0	$338.9	$(14.9)	-4%

Cancellation Rate (7)	65%	57%	8%		48%	43%	5%

(7)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,	December 31,
	2007	2006	2005
BACKLOG (UNITS)
Arizona	592	1,504	2,099
California	203	427	765
Nevada	307	315	1,023

West	1,102	2,246	3,887

Colorado	213	253	577
Utah	178	465	338

Mountain	391	718	915

Maryland	126	187	251
Virginia	100	136	381

East	226	323	632

Delaware Valley	57	119	181
Florida	125	197	599
Illinois	46	23	80
Texas	—	12	238

Other Homebuilding	228	351	1,098

Total	1,947	3,638	6,532

Backlog Estimated Sales Value	$650,000	$1,300,000	$2,440,000

Estimated Average Selling Price of Homes in Backlog	$333.8	$357.3	$373.5

ACTIVE SUBDIVISIONS
Arizona	66	67	54
California	41	45	34
Nevada	39	41	43

West	146	153	131

Colorado	47	47	57
Utah	23	22	18

Mountain	70	69	75

Maryland	15	19	11
Virginia	18	19	20

East	33	38	31

Delaware Valley	4	8	7
Florida	20	30	19
Illinois	5	6	8
Texas	—	2	21

Other Homebuilding	29	46	55

Total	278	306	292

Average for Quarter Ended	287	299	287

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M.D.C. HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,	December 31,
	2007	2006	2005
CORPORATE AND HOMEBUILDING DEBT-TO-CAPITAL, NET OF CASH
Total Debt	$1,067,238	$1,127,149	$1,152,829
Less Mortgage Line of Credit	(70,147)	(130,467)	(156,532)

Total Corporate and Homebuilding Debt	997,091	996,682	996,297
Less Cash (Including Restricted Cash)	(1,006,661)	(510,588)	(221,273)

Total Corporate and Homebuilding Debt, Net of Cash	(9,570)	486,094	775,024
Stockholders’ Equity	1,476,013	2,161,882	1,952,109

Total Corporate and Homebuilding Capital, Net of Cash	$1,466,443	$2,647,976	$2,727,133

Ratio of Corporate and Homebuilding Debt to Capital, Net of Cash	(0.01)	0.18	0.28
NOTE: From time to time, MDC discloses selected non-GAAP financial measures. While non-GAAP financial measures are not a substitute for the comparable GAAP measures, we believe that certain non-GAAP information is useful to investors and management in comparing current results to historical periods and to competitor results, and that it provides additional information on the performance of MDC’s businesses. The above is a presentation of and reconciliation of a selected non-GAAP measure with the most directly comparable GAAP financial measure.
“Ratio of corporate and homebuilding debt to capital, net of cash” is a non-GAAP financial measure. MDC’s management and investors use this ratio to help assess the risk associated with debt in the Company’s capital structure. It excludes debt incurred under MDC’s mortgage line of credit from both the numerator and denominator, as this debt is directly collateralized by mortgage loans held in inventory, which are typically liquidated within 60 days of origination, thereby reducing the risk associated with this type of debt. The ratio’s numerator and denominator are also reduced by MDC’s cash position, as this balance could be used to reduce MDC’s exposure to debt outstanding.

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